UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. Suite 1445 - 885 W. Georgia Street, Vancouver, B.C. Canada	V6C 3E8
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. John Bathery

On October 14, 2025, the board of directors (the “Board”) of InMed Pharmaceuticals Inc. (the “Company”) appointed Mr. John Bathery as a director and concurrently increased the size of the Board to six members, effective as of October 14, 2025. Mr. Bathery may be appointed to one or more of the committees of the Board, but the appointments have not been determined at this time. Mr. Bathery’s term as a member of the Board will expire immediately before the Annual General Meeting to be held in 2025.

There are no arrangements nor understandings between Mr. Bathery, on the one hand, and the Company or any other persons, on the other hand, pursuant to which he was selected as a director of the Company. There are no related party transactions between the Company and Mr. Bathery (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Bathery does not have any family relationship with any of the Company’s other directors or executive officers.

Mr. Bathery will be entitled to receive compensation for service as a non-employee director consistent with the Company’s non-employee director compensation program, which includes an annual retainer of US50,000 and may include additional amounts for serving as a Board committee member, if applicable. In connection with his appointment to the Board, Mr. Bathery executed the Company’s standard form of indemnification agreement for directors.

Retirement of Mr. Bryan Baldasare

On October 15, 2025, Mr. Bryan Baldasare notified the Company that he will not stand for re-election at the Company’s 2025 Annual General Meeting due to increasing professional obligations. There is no disagreement between Mr. Baldasare and the Company, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On October 16, 2025, the Company issued a press release announcing the appointment of Mr. John Bathery as a director and Mr. Bryan Baldasare notified the Company that he will not stand for re-election at the Company’s 2025 Annual General Meeting. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release filed October 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: October 16, 2025	By:	/s/ Eric A. Adams
Eric A. Adams
President and CEO

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